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                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY



               MASTER FORWARD COMMITMENT AND SERVICES AGREEMENT

          This Master Forward Commitment and Services Agreement (the "Agreement") is entered into and effective as of January 1, 1996, by and between CWM Mortgage Holdings, Inc. ("CWM") and Independent National Mortgage Corporation ("INMC").

                                  WITNESSETH:

          WHEREAS, CWM and INMC desire to set forth the terms and conditions under which CWM will commit to sell and assign Assets to INMC, and INMC will commit to purchase and assume from CWM all of CWM's rights and obligations with respect to such Assets; and

          WHEREAS, CWM and INMC desire to set forth their agreement with respect to certain other assets which CWM may purchase and hold in its portfolio, but which are not intended to be, and are not, sold or assigned to INMC pursuant to the terms of this Agreement; and

          WHEREAS, CWM and INMC desire to set forth the terms and conditions under which INMC will provide to CWM certain services relating to such Assets and other assets.

          NOW, THEREFORE, in consideration of the agreements herein contained, CWM and INMC agree as follows:

          Section 1.  Definitions.  Each term defined in this Section, when
                      -----------
used in this Agreement, shall, unless the context otherwise requires, have the following meaning:

          "Adjusted Net Equity" means the purchase price paid by CWM for an Asset (as determined pursuant to Section 4(a) hereof), less the sum of (i) any principal amortization of such Asset and (ii) the maximum amount of any borrowings permitted under any Reverse Repurchase Agreement or any other debt obligation with respect to such Asset, excluding any interest attributable to and accruing on such Reverse Repurchase Agreement or other debt obligation prior to the related Settlement Date.

          "Asset" means any Mortgage Loan, Subprime Mortgage Loan or Manufactured Housing Loan.

          "Best Efforts Rate Lock" means, with respect to an Asset, a Rate Lock requiring delivery of such Asset, but only if such Asset is actually originated by the related Seller/Servicer.

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          "Best Efforts Rate Lock Fee" means a fee, if any, paid by a
Seller/Servicer with respect to a Best Efforts Rate Lock.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment" means, in the case of any Asset acquired by CWM from a Seller/Servicer pursuant to a Rate Lock, other than any Asset identified to INMC by CWM as being an Other Asset, the related commitment made by INMC to acquire such Asset from CWM. The price for any such Commitment shall be equal to the related Rate Lock taken, which is based generally on the daily price sheet or the related Seller/Servicer's master commitment.

          "Commitment Pair-Off Fee" means a fee paid by CWM for a shortfall in the delivery of Assets pursuant to Sections 5(b) or 10 hereof, in an amount equal to the sum of (a) 0.125% and (b) "market movement" (as such term is defined in the Seller/Servicer Guide), of the excess of (i) the aggregate outstanding principal balance of the related Assets as of the date such Commitment Pair-Off Fee becomes due and payable over (ii) 5% of the aggregate principal amount of all Commitments funded by CWM during the related fiscal quarter, or such other amount as may be agreed upon by CWM and INMC from time to time.

          "Commitment Term" means, with respect to any Commitment, the period commencing on the date on which such Commitment becomes effective and ending (a) in the case of a Commitment relating to a Mortgage Loan, on the 180th day or (b) in the case of a Commitment relating to a Subprime Mortgage Loan or a Manufactured Housing Loan, on the 360th day, in each case after the date on which CWM has funded the Asset that is the subject of the Commitment, or such later day as may be mutually agreed upon by CWM and INMC.

          "Early Settlement Days" means, with respect to any calendar year, a fraction (expressed as a number of days) the numerator of which is equal to the sum of the products of (a) the outstanding principal balance of each Asset acquired by INMC from CWM during such calendar year, as of the date such Asset is transferred to INMC, and (b) the number of days such Asset was owned by CWM, and the denominator of which is equal to the aggregate outstanding principal balance of all Assets acquired by INMC from CWM during such calendar year, as of the date such Assets were transferred to INMC, as applicable. Notwithstanding the foregoing, Assets determined to be ineligible pursuant to Section 7(c) hereof or unmarketable pursuant to Section 7(d) hereof shall, on the date such determination is made, be treated
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as being held by CWM (a) in the case of a Mortgage Loan, for 180 days (or such longer period as may be mutually agreed upon by CWM and INMC), or (b) in the case of a Subprime Mortgage Loan or a Manufactured Housing Loan, for 360 days (or such longer period as may be mutually agreed upon by CWM and INMC), and in each case shall be included in the Assets acquired by INMC from CWM during the related calendar year for purposes of this definition.

          "Early Settlement Factor" means, with respect to any calendar year, the greater of (a) 60 days minus the Early Settlement Days for such calendar year and (b) zero.

          "Early Settlement Fee" means, with respect to any calendar year, an amount equal to a fraction, the numerator of which is equal to the product of
(a) the aggregate principal balance of each Asset transferred to INMC during such calendar year, as of the date such Asset is transferred to INMC, (b) the Net Spread and (c) the Early Settlement Factor, and the denominator of which is equal to 365 days. (An example of how to calculate the Early Settlement Fee is set forth in Exhibit A hereto.)

          "Eligible Asset" means an Asset that meets the General Loan Eligibility criteria set forth in the Seller/Servicer Guide.

          "Expenses" means all expenses associated with the acquisition of an Asset, including, without limitation, costs associated with production, marketing, rate locks, underwriting, funding, document control, file control and quality control.

          "FNMA" means the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          "INFC" means Independent National Finance Corporation, a division of INMC.

          "INHS" means Independent National Housing Services, a division of
INMC.

          "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any government or any agency, bureau, board, commission, court, department official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or any decree, injunction, judgment, order, ruling, assessment or writ.

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          "LIBOR" means, with respect to any date of determination, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) for overnight Dollar deposits on Bloomberg at or about 11:00 a.m. (London time) on such date, or, if such service ceases to display such information, then such other service as may replace it for the purpose of display of such information (the "Bloomberg Rate"). If the Bloomberg Rate cannot be determined, then LIBOR shall mean, with respect to such date, the arithmetic mean of the rates of interest (rounded upwards, if necessary, to the nearest 1/100th of 1%) offered to two prime banks in the London interbank market (selected by CWM) of overnight Dollar deposits at or about 11:00 a.m. (London time) on such date. If on any such date only one or none of such prime banks provides such offered quotations, LIBOR for such date shall be such other rate as shall be mutually agreed upon by CWM and INMC.

          "Mandatory Rate Lock" means a Rate Lock requiring delivery of a specified principal amount of Assets or payment of a Rate Lock Pair-Off Fee by the related Seller/Servicer.

          "Mandatory Rate Lock Fee" means a fee paid by a Seller/Servicer with respect to a Mandatory Rate Lock.

          "Manufactured Housing Loan" means any loan secured, in whole or in part, by a "manufactured home" described in Section 25(e)(10) of the Code, (a) that is originated pursuant to the provisions of the Seller/Servicer Guide, (b) that is acquired by CWM pursuant to a Rate Lock made during the term of this Agreement, and (c) that, at the time of acquisition, CWM intends to sell to INMC hereunder.

          "Mortgage Loan" means any mortgage loan (a) that is originated pursuant to the provisions of the Seller/Servicer Guide relating to INMC programs, (b) that is acquired by CWM pursuant to a Rate Lock made during the term of this Agreement, and (c) that, at the time of acquisition, CWM intends to sell to INMC hereunder.

          "Net Spread" means a rate equal to the (a) sum of (i) the year-to-date average yield on a 30-year, 30-day FNMA commitment at par and (ii) 1.5%, minus
(b) the sum of (i) year-to-date average overnight LIBOR and (ii) 0.40%, or such other rate as may be mutually agreed upon by CWM and INMC.

          "Optional Rate Lock" means a Rate Lock under which there exists a right, but no obligation, to deliver a specified principal amount of Assets.

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          "Optional Rate Lock Fee" means a fee paid by a Seller/Servicer with respect to an Optional Rate Lock.

          "Other Asset" means, any mortgage loan or loan secured, in whole or in part, by a "manufactured home" described in Section 25(e)(10) of the Code, that is (a) acquired by CWM pursuant to a Rate Lock, (b) not intended to be, and does not become, the subject of any Commitment under this Agreement, and (c) identified as such by CWM to INMC at the time the related Rate Lock is established.

          "Rate Lock" means any commitment made by CWM to acquire an Asset from a Seller/Servicer on which an interest rate has been locked, irrespective of whether such Asset is or becomes the subject of any Commitment.

          "Rate Lock Fee" means any Mandatory Rate Lock Fee, Best Efforts Rate Lock Fee or Optional Rate Lock Fee paid by the related Seller/Servicer in connection with a Master Commitment or any similar agreement to deliver an Asset.

          "Rate Lock Pair-Off Fee" means a fee paid by a Seller/Servicer for a shortfall in the delivery of Assets subject to a Mandatory Rate Lock.

          "REMIC" means any real estate mortgage investment conduit as defined in Section 860D(a) of the Code.

          "Reverse Repurchase Agreement" means any reverse repurchase agreement entered into and effective from time to time by and between CWM and a counterparty-purchaser, irrespective of whether INMC is a party to such agreement.

          "Seller/Servicer" means a person or entity that has entered into a sale and/or servicing agreement with INMC, INFC, INHS or CWM incorporating the Seller/Servicer Guide.

          "Seller/Servicer Guide" means the INMC Seller/Servicer Guide, the INFC Seller Guide or the INHS Seller Guide, as applicable, in each case as amended from time to time, and such other comparable guides as from time to time may be established by INMC and approved by CWM. For purposes of this definition, the "Seller/Servicer Guide" shall (a) incorporate any exceptions thereto agreed upon by INMC, INFC, INHS or CWM, as applicable, and the related Seller/Servicer and
(b) include the terms of any master commitment between the related Seller/Servicer and INMC, INFC, INHS or CWM, as applicable.

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          "Settlement Date" means, as to any Asset, the earliest of:

               (i) the date on which such Asset is sold by INMC as part of a whole loan sale;

               (ii) the date on which such Asset is contributed to a REMIC or other securitization vehicle by INMC; or

               (iii) the last day of the applicable Commitment Term for such Asset.

          "Subprime Mortgage Loan" means any mortgage loan (a) that is originated pursuant to the provisions of the Seller/Servicer Guide relating to INFC programs, (b) that is acquired by CWM pursuant to a Rate Lock made during the term of this Agreement, and (c) that, at the time of acquisition, CWM intends to sell to INMC hereunder.

          Section 2.  CWM's Obligations under the Commitment.
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               (a) Subject to and upon compliance with the terms and conditions of this Agreement (including, without limitation, payment by INMC of any Early Settlement Fee pursuant to Section 4(c) hereof), CWM agrees to sell and assign to INMC all of CWM's rights with respect to the Assets (including, but not limited to (i) CWM's right to sell such Assets or offer such Assets for sale and (ii) any and all rights CWM may have to service or master service such Assets). Notwithstanding the foregoing, subject to Section 5(b) hereof, CWM shall not sell any Asset to INMC hereunder prior to the Settlement Date for such Asset.

               (b) It is expressly understood that CWM may acquire Other Assets for its portfolio; provided, however, in the event that CWM receives an offer from any third party to purchase one or more Other Assets acquired by CWM, CWM (i) shall promptly notify INMC of the terms and conditions of such third party offer and (ii) hereby grants to INMC an option to purchase any such Other Assets upon the same terms and conditions as such third party offer, such option exercisable by INMC at any time prior to the time such third party offer shall expire in accordance with its terms. Notwithstanding the foregoing, except as described in this Section 2(b), CWM shall be under no obligation to sell Other Assets to INMC pursuant to the terms of this Agreement.

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          Section 3.  INMC's Rights and Obligations under the Commitment.
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               (a)  Subject to and upon compliance with the terms and conditions of this Agreement, INMC agrees to purchase and assume all of CWM's rights and obligations with respect to the Assets (including, but not limited to (i) CWM's right to sell such Assets or offer such Assets for sale and (ii) any and all rights CWM may have to service or master service such Assets). Notwithstanding the foregoing, subject to
          Section 5(b) hereof, INMC shall not be required, nor shall it have any right, to purchase any Asset hereunder prior to the Settlement Date for such Asset.

               (b) Notwithstanding any assignment and assumption of rights and obligations contemplated by Sections 2(a) and 3(a) hereof, CWM shall remain, and INMC (in its capacity as a party to such assignment and assumption) shall become, individually liable under any Reverse Repurchase Agreement or other debt obligation entered into by CWM with respect to any Asset sold to INMC hereunder pursuant to the terms and conditions of such agreement or obligation.

               (c) It is expressly understood that, except as otherwise provided in Section 2(b) hereof, INMC shall be under no obligation pursuant to this Agreement to purchase any Other Assets which CWM may acquire for its portfolio.

          Section 4.  Purchase Price and Other Related Fees.
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               (a)  The purchase price to be paid by CWM for each Asset to be acquired by it shall, absent a timely objection by CWM, be the price that INMC has, pursuant to a Commitment, agreed to pay for such Asset. The purchase price to be paid by INMC for each Asset to be acquired by it pursuant to a Commitment shall consist of (i) a cash payment equal to the Adjusted Net Equity of such Asset as of its related Settlement Date (reduced by any amounts previously delivered to CWM in respect of such Asset pursuant to Section 6 hereof) and (ii) notwithstanding CWM's continuing obligations to any third party lender as set forth in
          Section 3(b) hereof, if any, the assumption by INMC of all of CWM's obligations, if any, with respect to such Asset pursuant to the terms and conditions of a Reverse Repurchase Agreement or any other debt obligation entered into by CWM with respect to such Asset.

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               (b)  INMC shall be entitled to all Rate Lock Fees and Rate Lock
          Pair-Off Fees, in each case relating to Assets, collected by INMC or CWM from Seller/Servicers.

               (c) INMC shall, not later than the 30th day after the end of each calendar year (or if such 30th day is not a business day, on the next succeeding business day) pay to CWM the Early Settlement Fee, if any, for such calendar year.

          Section 5.  Settlement.
                     -----------

               (a) Subject to Sections 5(b) and 5(c) hereof, on the Settlement Date for a Commitment, (i) CWM shall sell and assign to INMC all of CWM's rights with respect to each Asset subject to settlement on such Settlement Date, as identified by INMC, and (ii) INMC shall purchase and assume all of CWM's rights and obligations with respect to such Assets, in each case pursuant to the terms and conditions of this Agreement.

               (b) Notwithstanding the provisions of Section 5(a) hereof, the event that CWM determines to sell one or more Assets subject to a Commitment prior to the date that would otherwise constitute the earliest Settlement Date for such Commitment in accordance with the terms of this Agreement in order to maintain its status as a real estate investment trust under the Code, CWM shall request in writing that INMC agree to accelerate the Settlement Date as specified in such request. If INMC does not agree to the accelerated Settlement Date specified in such request within two business days of receipt of such request, or agrees to such acceleration and subsequently fails to settle on such accelerated Settlement Date, CWM shall thereafter be entitled to sell such Assets to any third party on such terms as may be agreed upon between CWM and such third party; provided, however, that CWM shall pay to INMC a Commitment Pair-Off Fee with respect to such Assets.

               (c) Notwithstanding the provisions of Section 5(a) hereof, CWM and INMC shall have the right to accelerate the Settlement Date for any Commitment to such date and in such manner as may be mutually agreed upon by CWM and INMC.

          Section 6.  Security for Value of Assets.  In the event the aggregate
                      ----------------------------
fair market value, as determined by CWM in its reasonable business judgment, of the Assets subject to

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Commitments during any Commitment Term is, at any point during such term, less than an amount equal to the aggregate purchase price paid by CWM for such Assets, net of any payments of principal received by CWM on or in respect of such Assets (the "aggregate net purchase price"), CWM, in its sole discretion, may require INMC, as security for INMC's obligation to purchase such Assets hereunder, to deliver to an account designated by CWM, within two (2) business days' notice, immediately available funds, other assets or any combination thereof, equal to the amount by which the aggregate net purchase price exceeds the aggregate market value of such Assets. In the event CWM does not receive such amount within two (2) business days of such notice, (a) the obligation of CWM to issue any further Commitments or to sell any additional Assets to INMC under this Agreement shall cease, (b) CWM shall have a right of set-off against any amounts, of any nature, due and owing to or for the account of INMC pursuant to the terms of this Agreement, and (c) CWM shall have the right to sell such Assets to third parties and INMC shall be liable to CWM for the amount by which the aggregate net purchase price paid by CWM for such Assets exceeds the net proceeds from any such sale; provided, however, that CWM's obligation to issue further Commitments and sell Assets to INMC under this Agreement may, at CWM's sole discretion, be restored at such time, in such manner and subject to such terms and conditions as CWM may determine at such time.

          Section 7.  Obligation to Purchase Limited to Eligible Assets;
                      --------------------------------------------------
Repurchase Obligation.
- ---------------------

               (a) Notwithstanding any provision in this Agreement to the contrary, INMC shall have no obligation to purchase an Asset hereunder unless such Asset qualifies as an Eligible Asset on, and is not incapable of delivery because it failed to close or was paid off prior to, its Settlement Date.

               (b) The parties agree that (i) INMC shall not amend or modify the General Loan Eligibility criteria set forth in the Seller/Servicer Guide without obtaining the prior written consent of CWM and (ii) upon the written request of CWM, INMC shall revise the General Loan Eligibility Criteria set forth in the Seller/Servicer Guide in such manner as shall be mutually agreed upon by CWM and INMC.

               (c) In the case of an Asset purchased or to be purchased by INMC hereunder and determined, by the mutual agreement of CWM and INMC, not to qualify as an Eligible Asset as of the related Settlement Date, CWM shall, if INMC so elects (i) retain such Asset if not

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          theretofore purchased by INMC or (ii) repurchase such Asset at a price equal to the price paid by INMC for such Asset, net of any principal payments received by INMC on or in respect of such Asset prior to the date of such repurchase; provided, however, that, INMC hereby agrees to use its best efforts, in accordance with the provisions of Section 11(a) hereof, to cause the related Seller/Servicer to repurchase such Asset pursuant to the terms of the Seller/Servicer Guide prior to making any request of CWM to do so.

               (d) In the case of an Asset purchased or to be purchased by INMC hereunder and determined by INMC to be unmarketable (for reasons including, without limitation, relating to loan characteristics or insufficient volume of loans with similar characteristics), INMC may request that CWM either (i) retain such Asset if not theretofore purchased by INMC or (ii) repurchase such Asset; it being understood that CWM shall be under no obligation to honor either of such requests. In the event that CWM agrees to repurchase such Asset, the repurchase price shall equal the "fair market value" of such Asset as determined in accordance with a methodology approved by the respective boards of directors of CWM and INMC; provided, however, that no repurchase of one or more Assets during any calendar quarter pursuant to this Section 7(d) for an aggregate repurchase price in excess of the amount determined by the respective boards of directors of CWM and INMC from time to time may be consummated without the approval of such boards of directors.

          Section 8.  Allocation of Risks, Expenses and Payments.
                      ------------------------------------------

               (a)  Prior to each Settlement Date:

                    (i) CWM shall bear (x) the prepayment risk (subject to Section 10 hereof) and (y) the credit risk of the related Asset;

                    (ii) any payments accruing on such Asset shall be solely
               for the account of CWM;

                    (iii) the portion of any repurchase or other debt obligation attributable to interest accruing on a Reverse Repurchase Agreement or other debt obligation entered into by CWM with respect to such Asset prior to such Settlement Date shall be charged to the account of CWM; and

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                    (iv) INMC shall bear, and shall not be reimbursed for, any
               Expenses it might incur in respect of such Asset.

               (b)  On and after each Settlement Date:

                    (i) INMC shall bear (x) the prepayment risk and (y) the credit risk of the related Asset;

                    (ii) any payments accruing on such Asset shall be for the sole account of INMC;

                    (iii) the portion of the repurchase or other debt obligation attributable to interest accruing on a Reverse Repurchase Agreement or other debt obligation entered into by CWM with respect to such Asset subsequent to such Settlement Date shall be charged to the account of INMC; and

                    (iv) INMC shall bear any Expense it might incur in respect of such Asset.

          Section 9.  Notice Requirements.
                      -------------------

               (a) INMC shall notify CWM of the Assets subject to each Settlement Date at least two business days prior to such Settlement Date.

               (b) Contemporaneously with each Settlement Date, CWM or INMC (on behalf of CWM) shall notify the counterparty-purchaser to any Reverse Repurchase Agreement or the obligee under any other debt obligation entered into by CWM with respect to the related Asset of (i) the transfer to INMC of such Asset pursuant to the terms and conditions of this Agreement and (ii) the assumption, if any, by INMC pursuant to Sections 3 and 4 hereof of the rights and obligations under any Reverse Repurchase Agreement or any debt obligation to which such counterparty-purchaser or obligee is a party.

          Section 10.  Remedies.  In the event (A) an Asset subject to a
                       --------
Commitment (i) does not qualify as an Eligible Asset as of the end of its Commitment Term for a given fiscal quarter (and has not been retained or repurchased pursuant to Sections 7(c)(ii) or 7(d) hereof) or (ii) was owned by CWM for 60 days or less and cannot be delivered because it was paid off prior to the related fiscal quarter end, and (B) the aggregate outstanding principal balance of all such non-Eligible Assets and pre-paid Assets during a fiscal quarter in the aggregate exceeds 5% of the aggregate principal amount of

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all Commitments funded by CWM during such fiscal quarter, INMC shall be entitled, at the election of CWM, to either (x) a substitute Asset that qualifies as an Eligible Asset and that is deemed by INMC, in its sole discretion, to be of like yield, type and principal amount as the Asset for which it is substituted, or (y) a Commitment Pair-Off Fee.

          Section 11.  Services Provided by INMC.
                       -------------------------

               (a) INMC shall provide the following services in accordance with the terms of this Agreement and customary and prudent standards of practice:

                    (i) INMC shall act as master servicer with respect to each Asset and Other Asset acquired by CWM;

                    (ii) INMC shall perform loan acquisition and marketing services with respect to each Other Asset acquired by CWM; and

                    (iii) in the event that any Asset or Other Asset is required to be repurchased by the related Seller/Servicer pursuant to the related Seller/Servicer Guide, INMC shall use its best efforts to cause such Seller/Servicer to repurchase such Asset or Other Asset.

               (b) INMC hereby agrees that it will not, nor will INMC permit INFC or INHS to, enter into any Seller/Servicer Guide containing terms and conditions that are inconsistent with this Agreement. Notwithstanding the foregoing, to the extent that any term or condition contained in any such Seller/Servicer Guide is inconsistent with this Agreement, the parties hereto agree that, as between CWM and INMC, the terms and conditions of this Agreement shall govern.

          Section 12.  Service Fees.
                       ------------

               (a) CWM shall, not later than the 30th day after the last calendar day of each month (or if such 30th day is not a business day, on the next succeeding business day), pay to INMC a master servicing fee equal to the product of (a) the aggregate unpaid principal balance of all Assets and Other Assets held by CWM for investment, in each case as of the last business day of such month and (b) 0.025% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day

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          months), or such other amount as may be mutually agreed upon by CWM and INMC from time to time.

               (b) CWM shall, not later than the 30th day after the last calendar day of each calendar quarter (or if such day is not a business day, on the next succeeding business day), pay to INMC a fee for Expenses incurred and services rendered in connection with the acquisition of Other Assets equal to $200.00 for each Other Asset acquired during such calendar quarter, or such other amount as may be mutually agreed upon by CWM and INMC from time to time.

               (c) CWM shall, not later than the 30th day after the last calendar day of each month (or if such 30th day is not a business day, on the next succeeding business day), pay to INMC a sub-servicing fee with respect to any Assets and Other Assets purchased by CWM on a servicing released basis, in an amount equal to CWM's pro rata share (based on the aggregate principal balance of such Assets and Other Assets then owned by CWM) of the sub-servicing fee set forth in the related sub-servicing agreement (such sub-servicing fee having been negotiated by INMC with the related sub-servicer), or such other amount as may be mutually agreed upon by CWM and INMC from time to time.

               (d) CWM shall, not later than the 30th day after the last calendar day of each calendar quarter (or if such day is not a business day, on the next succeeding business day), pay to INMC as compensation for INMC's efforts, pursuant to Section 7(c) hereof, to cause Seller/Servicers to repurchase Assets determined not to qualify as Eligible Assets, a fee equal to $100.00 for each Asset so repurchased during such calendar quarter, or such other amount as may be mutually agreed upon by CWM and INMC from time to time.

          Section 13.  Indemnification.
                       ---------------

               (a) Subject to Sections 7 and 8 hereof, INMC agrees to indemnify and hold harmless CWM from and against all costs, including without limitation reasonable attorney's fees, damages, liabilities, losses or expenses of any nature, relating to (i) any obligations with respect any Assets that arise on or after the related Settlement Date or (ii) any failure by INMC to purchase CWM's rights or assume CWM's obligations with respect to any Assets as required under this Agreement.

               (b) Subject to Sections 7 and 8 hereof, CWM agrees to indemnify and hold harmless INMC from and against all costs, including without limitation, reasonable attorney's fees, damages, liabilities, losses or expenses of any nature, relating to (i) any obligations with respect any Assets that arise prior to the related Settlement Date or
          (ii) any failure by CWM to sell and assign any Assets to INMC as required under this Agreement.

          Section 14.  Term of Agreement.
                       -----------------

               (a) The term of this Agreement shall be for one year from the date first written above and shall thereafter be automatically renewed for successive one year periods; provided, however, that this
                                           --------  -------
          Agreement may be terminated upon ninety (90) days' written notice by either party, in its sole discretion.

               (b) Notwithstanding any termination of this Agreement pursuant to Section 14(a) hereof, the provisions of Sections 4(c), 7(c), 7(d), 8, 10, 11(a), 11(c), 13, 15 hereof and this Section 14(b) shall survive any such termination. In addition, upon any such termination of this Agreement, any Commitment or portion thereof which remains unfulfilled shall survive such termination.

          Section 15.  Miscellaneous.
                       -------------

               (a)  Waiver of Law. No provision of the Law is waived except as
                    -------------
          expressly provided herein; provided, however, that CWM and INMC hereby
                                     --------  -------
          expressly waive the provisions of the Law to the full extent permitted by the Law in order to uphold the provisions and validity of this Agreement and to cause this Agreement to be valid, binding and enforceable in accordance with its terms upon each of them and their respective transferees, successors and assigns.

               (b)  Notices. Unless otherwise specified in this Agreement, any
                    -------
          notice required by this Agreement shall be transmitted in writing or by any other form of communication (including without limitation electronic mail) acceptable to the party to whom it is given, addressed to the Controller, with a copy to the General Counsel, of the party to whom it is given, and shall be effective and deemed delivered only when received by such persons.

               (c)  Governing Law. This Agreement shall be governed by and
                    -------------
          construed in accordance with the laws of the State of California.

               (d)  Captions. The captions to the sections, subsections and
                    --------
          paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

               (e)  Counterparts and Duplicate Originals. This Agreement and all
                    ------------------------------------
          amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate original of the same instrument.

               (f)  Successors. Anything in this Agreement to the contrary
                    ----------
          notwithstanding, any transferee, successor or assign, whether voluntary, by operation of law or otherwise, of the shares of CWM or INMC shall be subject to and bound by the terms and conditions of this Agreement as fully as though such person was a signatory hereto.

               (g)  Severability. Any provision hereof prohibited by or unlawful
                    ------------
          or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

               (h)  Arbitration. Any controversy or claim arising out of, or
                    -----------
          relating to this Agreement, the breach hereof or thereof, or coverage of this arbitration provision, shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered by either party hereto by reason of the acts or omissions of either party, shall be final and binding upon both parties. Notwith-standing the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such claim or controversy. Neither party shall seek punitive damages relating to any matter under, arising out of or relating to this Agreement in any other forum.

               (i)  Third Parties. This Agreement is for the sole benefit of the
                    -------------
          parties hereto. No creditor of either party shall have any right to enforce any of the provisions hereof against any other party to this Agreement. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective permitted transferees, successors and assigns of shares pursuant to Section 15(f) hereof, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against either party to this Agreement.

               (j)  Assignment. Neither this Agreement nor either party's rights
                    ----------
          or obligations under it are assignable without the written consent of the other party, which consent may be withheld for any reason whatsoever (whether or not reasonable).

               (k)  Recovery of Expenses. In the event a dispute arises with
                    --------------------
          respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including without limitation reasonable attorney's fees and expenses, incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

               (l)  Other Remedies. Subject to Section 15(h) hereof, the parties
                    --------------
          hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, neither party will use, as a defense, that there is an adequate remedy at law. The failure by either party to this Agreement to exercise any such remedy does not constitute a waiver of that remedy in the future.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         CWM MORTGAGE HOLDINGS, INC.

                         /s/ Angelo R. Mozilo
                         --------------------------------------
                         Name:  Angelo R. Mozilo
                         Title: Chairman of the Board of Directors


                         INDEPENDENT NATIONAL MORTGAGE
                          CORPORATION

                         /s/ Michael W. Perry
                         --------------------------------------
                         Name:  Michael W. Perry
                         Title: Exec. Vice President and
                                Chief Executive Operating Officer

                                   EXHIBIT A

                       EARLY SETTLEMENT FEE CALCULATION
                       --------------------------------


A.  EARLY SETTLEMENT DAYS:
    ---------------------

Principal Balance          Days
of Assets                  Held                          Product
- -----------------        --------                     ------------

   $  900,000            120 days                     $108,000,000

      200,000            110 days                       22,000,000

    1,100,000              5 days                        5,500,000

      800,000             50 days                       40,000,000
   ----------                                       -----------------
   $3,000,000                                       $175,500,000/Days
   ==========                                       =================

Numerator = sum of products     =    175,500,000
                                     -----------      =    58.5  Early
Denominator = aggregate                                          Settlement
            principal balance   =      3,000,000                 Days

B.  EARLY SETTLEMENT FACTOR:
    -----------------------


60 days - 58.50 days  =  1.50 days


C.  EARLY SETTLEMENT FEE:
    --------------------

                                                                 Early
     $3,000,000 x 2.0%* x 1.5 days     =   $246.68               Settlement
     -----------------------------                               Fee
               365 days
_____________________________

*Calculated in accordance with the definition of Net Spread.

                                      A-1